      As filed with the Securities and Exchange Commission on September 24, 1999
                                                   Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              __________________

                       SOMNUS MEDICAL TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

                              __________________

             Delaware                                        77-0423465
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                       Identification Number)

                               285 N. Wolfe Road
                              Sunnyvale, CA 94086
                                (408) 773-9121
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              __________________

                     Amended and Restated 1996 Stock Plan
                       1997 Employee Stock Purchase Plan
                           1997 Director Option Plan
                          1997 Patent Incentive Plan
                           (Full title of the plans)
                              __________________

                                John G. Schulte
                     Chief Executive Officer and President
                       Somnus Medical Technologies, Inc.
                               285 N. Wolfe Road
                              Sunnyvale, CA 94086
                                (408) 773-9121
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              __________________

                                   Copy to:
                              David J. Saul, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300
                              __________________

================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                     Proposed         Proposed
                                                                      Maximum         Maximum
                                                Maximum Amount       Offering        Aggregate      Amount of
           Title of Securities to                    to be             Price          Offering     Registration
               be Registered                      Registered         Per Share         Price           Fee
---------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value.......................       942,060 shares(1)    $ 2.65625(2)     $2,502,346.88      $695.65

Common Stock
  $0.001 par value.......................       142,507 shares(3)    $ 2.25781(4)     $  321,754.09      $ 89.45

TOTAL:                                        1,084,567 shares                        $2,824,100.97      $786

(1) This total represents the sum of shares issuable upon exercise of options that have not yet been granted under the Amended and Restated 1996 Stock Plan, 1997 Director Option Plan and 1997 Patent Incentive Plan. Of the total of 942,060 shares that will be issuable upon the exercise of such options to be granted in the future, 852,060 shares will be issuable upon exercise of options to be granted in the future under the Amended and Restated 1996 Stock Plan, 85,000 shares will be issuable upon exercise of options to be granted in the future under the 1997 Director Option Plan, and 5,000 shares will be issuable upon exercise of options to be granted in the future under the 1997 Patent Incentive Plan.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market on September 22, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) This subtotal represents the number of shares authorized to be issued under the 1997 Employee Stock Purchase Plan.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on September 22, 1999. Pursuant to the 1998 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

================================================================================

                       SOMNUS MEDICAL TECHNOLOGIES, INC.
                      REGISTRATION STATEMENT ON FORM S-8

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant previously filed two Registration Statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 333-43325 and 333-57983) (the Previous Forms S-8). These Previous Forms S-8 were filed in connection with the Amended and Restated 1996 Stock Plan, 1997 Director Option Plan and 1997 Employee Stock Purchase Plan (collectively the "Plans"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Amended and Restated 1996 Stock Plan, 1997 Director Option Plan and 1997 Employee Stock Purchase Plan. Accordingly, the contents of the Previous Forms S-8, including periodic reports that the Registrant filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

               - Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, filed pursuant to Section 13 of the Exchange Act on August 16, 1999.

               - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, filed pursuant to Section 13 of the Exchange Act on May 17, 1999.

               - Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act) on March 31, 1999.

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

          Exhibit
          Number                        Description
        ----------- --------------------------------------------------------
         4.1*       Amended and Restated 1996 Stock Plan and form of agreement thereunder.
         4.2**      1997 Employee Stock Purchase Plan.
         4.3***     1997 Director Option Plan.
         4.4        1997 Patent Incentive Plan.
         5.1        Opinion of counsel as to the legality of securities being
                    registered.
        23.1        Consent of counsel (contained in Exhibit 5.1).
        23.2        Consent of Ernst & Young LLP, Independent Auditors.
        24.1        Power of Attorney (see page II-2).

-----------------------------
* Incorporated by reference to Exhibit 10.2 filed with the Company's Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.
**   Incorporate by reference to Exhibit 10.12 filed with the Company's
Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.
*** Incorporate by reference to Exhibit 10.13 filed with the Company's Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 24th day of September, 1999.

                                    SOMNUS MEDICAL TECHNOLOGIES, INC.

                                    By: /s/ John G. Schulte
                                        ----------------------------------------
                                        John G. Schulte, Chief Executive Officer
                                        and President (Principal Executive
                                        Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Schulte and Robert D. McCulloch, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                        Title               Date

/s/ John G. Schulte             Chief Executive Officer,      September 24, 1999
-------------------------------
      John G. Schulte           President and Director
                                (Principal Executive Officer)


/s/ Robert D. McCulloch         Vice President of Finance and September 24, 1999
-------------------------------
      Robert D. McCulloch       Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

/s/ Abhi Acharya, Ph.D.         Director                      September 24, 1999
-------------------------------
      Abhi Acharya, Ph.D.

/s/ Gary R. Bang                Director                      September 24, 1999
-------------------------------
      Gary R. Bang

/s/ David L. Douglass           Director                      September 24, 1999
-------------------------------
      David L. Douglass

/s/ Stuart D. Edwards           Director                      September 24, 1999
-------------------------------
      Stuart D. Edwards

/s/ David B. Musket             Director                      September 24, 1999
-------------------------------
      David B. Musket

/s/ Woodrow A. Myers, Jr., M.D. Director                      September 24, 1999
-------------------------------
  Woodrow A. Myers, Jr., M.D.

                               INDEX TO EXHIBITS
  Exhibit                               Description
  Number
-------------  -----------------------------------------------------------------
  4.1*         Amended and Restated 1996 Stock Plan and form of agreement thereunder.
  4.2**        1997 Employee Stock Purchase Plan.
  4.3***       1997 Director Option Plan.
  4.4          1997 Patent Incentive Plan.
  5.1          Opinion of counsel as to legality of securities being registered.
 23.1          Consent of counsel (contained in Exhibit 5.1).
 23.2          Consent of Ernst & Young LLP, Independent Auditors
 24.1          Power of Attorney (see page II-2).




--------------------------------
* Incorporated by reference to Exhibit 10.2 filed with the Company's Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.
**   Incorporate by reference to Exhibit 10.12 filed with the Company's
Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.
*** Incorporate by reference to Exhibit 10.13 filed with the Company's Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.